News release

EXHIBIT 99.1

Chevron to Divest its Ownership Interests in Hess Midstream and DJ Basin Crude Midstream Assets

•Chevron to divest its ownership interests in Hess Midstream and DJ Basin crude oil midstream assets in exchange for extended and improved Bakken midstream commercial terms
•Expected to improve Chevron’s Bakken cost structure and increase return on capital employed
•Supports competitive upstream development activity

HOUSTON, October 6, 2026 — Chevron Corporation (NYSE: CVX) announced today that several of its subsidiaries have entered into a series of definitive agreements with Hess Midstream LP (NYSE: HESM) to restructure the terms of its Bakken midstream contracts and establish new DJ Basin midstream contracts. The revised agreements extend the Bakken contracts and are expected to reduce Chevron's Bakken unit midstream costs by approximately 50%, enhancing future earnings and return on capital employed. In exchange for the improved long-term commercial framework and $200 million in cash consideration, Chevron will transfer to Hess Midstream its ownership interests and general partner position in Hess Midstream, as well as its DJ Basin crude oil midstream assets.
As part of this transaction, Chevron expects to fully deconsolidate Hess Midstream, including approximately $3.7 billion of Hess Midstream's debt. Chevron expects this transaction to be accretive to return on capital employed by 0.5% on an absolute basis and generate long-term future economic value through a lower cost structure and improved earnings. At closing, Chevron expects to recognize a one-time after-tax loss estimated at approximately $3 to $4 billion,1 given that the company is unable to recognize future Bakken midstream cost savings as an asset.
“This transaction resets the commercial framework between our upstream and midstream assets in the Bakken and DJ Basins,” said Andy Walz, Chevron’s President of Downstream, Midstream and Chemicals. “It lowers our Bakken cost structure while positioning Hess Midstream to advance as an independent company.” Chevron expects to sustain Bakken production through ongoing technology deployment and operational improvements drawn from its global shale and tight portfolio.
1 Expected to be treated as a special item.

Approvals and Timing
The transaction has been approved by the Conflicts Committee of the Board of Directors of the general partner of Hess Midstream, comprised entirely of independent directors, following consultation with its independent legal and financial advisors. The transaction is subject to customary closing conditions and regulatory approvals and is expected to close by year-end 2026.
Advisors
BofA Securities is acting as financial advisor and Latham & Watkins LLP is acting as legal advisor to Chevron. Evercore is acting as financial advisor and Gibson, Dunn & Crutcher LLP is acting as legal advisor to the Conflicts Committee of the Board of Directors of the general partner of Hess Midstream.
About Chevron
Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our oil and gas business, lower the carbon intensity of operations, and grow new energies businesses. More information about Chevron is available at www.chevron.com.

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Contact: Ross Allen, ross.allen@chevron.com or +1 (713) 372-6497

NOTICE
As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.
Non-GAAP Financial Measures - This news release includes adjusted earnings, which reflect earnings excluding significant non-operational items including impairment charges, write-offs, decommissioning obligations from previously sold assets, severance costs, gains on asset sales, legal reserves for ceased operations, fair value adjustments for investments in equity securities, unusual tax items, effects of pension settlements and curtailments, foreign currency effects and other special items. The company believes it is useful for investors to consider this measure in comparing the underlying performance of its business across periods.
CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements relating to the transaction between Chevron and Hess Midstream LP and forward-looking statements regarding Chevron’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “design,” “enable,” “may,” “can,” “could,” “should,” “would,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “trajectory,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “future,” “aspires” and similar expressions, and variations or negatives of these words, are intended to identify such forward-looking statements, but not all forward-looking statements include such words. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: potential litigation relating to the transaction that could be instituted against the company or its respective directors; the possibility that any of the anticipated benefits of the transaction will not be realized or will not be realized within the expected time period; changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates, including Venezuela; general domestic and international economic, market and political conditions, including the conflict between Russia and Ukraine, the ongoing conflict in the Middle East and the global response to these hostilities; changing refining, marketing and chemicals margins; the amount and timing of settlements on the company’s commodity derivative contracts; the company’s ability to realize anticipated cost savings and efficiencies associated with enterprise structural cost reduction initiatives; actions of competitors or regulators; timing of exploration expenses; changes in projected future cash flows; timing of crude oil liftings; uncertainties about the estimated quantities of crude oil, natural gas liquids and natural gas reserves; the competitiveness of alternate-energy sources or product substitutes; pace and scale of the development of large carbon capture and storage and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures related to greenhouse gas emissions and climate change; the potential liability resulting from pending or future litigation; the company’s ability to achieve the anticipated benefits from the acquisition of Hess Corporation; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; changes to the company’s capital allocation strategies; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 21 through 27 of the company’s 2025 Annual Report on Form 10-K, and as updated in the future. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.